Exhibit 10.1

AGREEMENT AND RELEASE

SLM Corporation and its subsidiaries, predecessors, and affiliates (collectively “SLM”) and I, Christine Rocha, as the Personal Representative of the last Will and Testament of Charles P. Rocha (the “Decedent”) (hereinafter, in such capacity, the “Personal Representative”), have reached the following understanding and agreement. In exchange for the Plan Benefits (as defined below) and other consideration listed below, the Personal Representative agrees to comply fully with the terms of this Agreement and Release (“Agreement and Release”). In exchange for the Personal Representative’s agreement herein, SLM agrees to provide the Personal Representative with the Plan Benefits and other consideration listed below, to which the Personal Representative is not otherwise entitled.

(1)    Plan Benefits and other consideration:

(a)Pursuant to the SLM Corporation Executive Severance Plan for Senior Officers (“Plan”), SLM will pay the Personal Representative severance, in respect of the Decedent, in the following manner: a total amount of $2,051,613.38 less withholding taxes and other deductions required by law (the “Plan Benefits”). Such severance payment will be made in a lump sum no earlier than the eighth (8th) calendar day after the Personal Representative’s signature on this Agreement and Release, on which date this Agreement and Release will become effective so long as it has not been revoked by either Party before that date (the “Effective Date”), and no later than the thirtieth (30th) calendar day after the Personal Representative’s signature.

(b)Medical/Dental/Vision Continuation: The Decedent’s medical, dental, and vision coverage were continued through the end of the month of January 2018. Beginning on February 1, 2018, Christine Rocha and Bridget Rocha (the “Family”) have the right to continue medical, dental, and vision coverage through the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for up to 36 months. Under the Plan, if the Family properly elects COBRA continuation coverage, SLM will pay the employer portion of the total cost of the Family’s medical, dental and vision insurance premiums for the 36-month period of February 1, 2018 through January 31, 2021.

(c)Benefit Programs: The Family waives future coverage and benefits under all SLM disability programs, but this Agreement and Release does not affect the Family’s eligibility for other SLM medical, dental, life insurance, retirement, and benefit plans. Whether the Personal Representative signs this Agreement and Release or not, the Family understands that its rights and continued participation in those plans will be governed by their terms, and that the Family generally will become ineligible for them shortly after January 17, 2018, after which the Family may be able to purchase continued coverage under certain of such plans. The Family understands that, except for the benefits that may be due under the 401(k) plans, deferred compensation, equity or pension plans to which it may be entitled under SLM’s standard employee benefit plans for similarly situated employees and executives, the Family will not receive any other wage, paid time off, or other similar payments from SLM or the entities discussed in Section 2.

(d)For the purposes of this Agreement and Release, the Parties acknowledge that the “Amendment to Stock Option and Restricted/Performance Stock Terms” issued under the SLM Corporation Employee Stock Option Plan, SLM Corporation Management Incentive Plan, SLM Corporation Incentive Plan (as amended and restated October 2006), and SLM Corporation 2009 and 2012 Incentive Plan (collectively, the “Plans”) by SLM Corporation, and effective as of January 27, 2011, is applicable.

(2)    Release: In consideration of the Plan Benefits and other considerations described above, the Personal Representative agrees to release SLM, and all of its subsidiaries, affiliates, predecessors, successors, and all related companies, and all of its former and current officers, employees, directors, and agents and employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs) of any of them (collectively “Released Parties”) from all actions, suits, charges, claims, complaints, debts, demands, damages or liabilities of any kind or character whatsoever, in law or in equity, known or unknown, which the Decedent, his family, his heirs or the Personal Representative ever had, now has or may have had through the date the Personal Representative signs this Agreement and Release, including, but not limited to, any actions, suits, charges, claims, complaints, debts, demands, damages or liabilities that would otherwise be available to the Personal Representative or to the Decedent, his family or heirs or those arising out of or relating to (a) the SLM Management Incentive Plan and the SLM 2012 Omnibus Incentive Plan and any awards granted thereunder, (b) any event prior to or on the Effective Date or (c) the Decedent’s employment or termination therefrom. The Parties intend this release to be broadly construed in favor of SLM but excepts claims that the law does not permit the Personal Representative to waive, and any rights and obligations of the Parties to fulfill their respective obligations under this Release and Agreement, by signing this Agreement and Release. The Personal Representative is releasing all common law contract, tort, or other claims the Decedent ever had, now has, or may have had, as well as all claims the Decedent ever had, now has, or may have had under the Age Discrimination in Employment Act (“ADEA”), the Worker Adjustment and Retraining Notification Act, Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, National Labor Relations Act, the Americans with Disabilities Act (“ADA”), Family and Medical Leave Act, Genetic Information Non-discrimination Act (“GINA”) of 2008, the Employee Retirement Income Security Act of 1974 (“ERISA”), individual relief under the Sarbanes-Oxley Act of 2002, or individual relief under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or The American Recovery and Reinvestment Act of 2009, and any other federal, state or local laws, including, but not limited to, those pertaining to the employment relationship or pertaining to discrimination, harassment, or retaliation in employment, and any claims under common law, tort or contract law, including without limitation defamation, false light/invasion of privacy, injury to reputation, wrongful discharge, breach of contract (whether oral, written, express or implied from any source), breach of public policy, fraud or negligent misrepresentation (including without limitation fraud in the inducement), negligence (including without limitation negligent retention and negligent hiring), physical, mental or emotional distress or harm, pain and suffering, including any claims for damages, liquidated damages, punitive damages, equitable relief, counsel fees and costs which the Decedent ever had, now has, or may have had. The Personal Representative further waives any right to payment of attorneys’ fees, which she may have incurred. It is understood and agreed that by entering into this Agreement and Release, SLM does not admit any violation of law, or any of the Decedent’s rights, and has entered into this Agreement and Release solely in the interest of resolving finally all claims and issues relating to the Decedent’s employment. SLM and the Personal Representative, the Parties (“Parties”), expressly agree however, that nothing in this Agreement and Release shall preclude the Personal Representative’s participation as a member of a class in any suit or regulatory action brought against the Released Parties arising out of or relating to any alleged securities violations or diminution in the value of SLM securities. SLM agrees that the release under this Section 2 shall not cover, and the Personal Representative reserves and does not waive, her rights, directly or indirectly to seek further indemnification and/or contribution under the By-Laws of SLM. SLM hereby reaffirms that the Personal Representative is entitled to indemnification for actions taken in the Decedent’s capacity as an officer of SLM Corporation or applicable SLM Corporation subsidiaries under the bylaws of the applicable subsidiary or SLM (subject to the provisions of the By-Laws, which limit indemnity in certain circumstances).

(3)    Covenant Not To Sue: The Personal Representative agrees not to sue the Released Parties with respect to any actions, suits, charges, claims, complaints, debts, demands, damages or liabilities of any kind or character whatsoever, in law or in equity, known or unknown, released by this Agreement and Release.

The Parties agree, however, that nothing contained in this covenant not to sue or elsewhere in this Agreement and Release shall:

(a)prohibit or restrict the Personal Representative from: (i) making any disclosure of information required by law or solely for the purpose of reporting or investigating a suspected violation of law; (ii) filing a charge, initiating, making disclosures, testifying in, providing information to, or assisting in an investigation or proceeding brought by or to any governmental or regulatory body or official, or in any judicial or administrative action; (iii) making disclosures that are required or protected under the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, and any other law, rule or regulation, subject to the jurisdiction of the Securities and Exchange Commission (“SEC”); (iv) testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal or state employment law or any federal law relating to fraud or any rule or regulation of the SEC, any other federal, state or local governmental agency or commission or self-regulatory organization (each, a “Governmental Agency”), without disclosure to SLM; (v) accepting any monetary award or other payment that the Personal Representative might become entitled to from any Governmental Agency; or (vi) filing a charge of discrimination with the Equal Employment Opportunity Commission (“EEOC”) or a like charge or complaint with a state or local fair employment practice agency; provided that once this Agreement and Release becomes effective, the Personal Representative may not receive a monetary award or any other form of personal relief from SLM in connection with any such charge or complaint that the Personal Representative filed or is filed on her behalf.

Except with respect to the proviso in Section 2 regarding alleged securities violations and notwithstanding anything to the contrary in this paragraph, the Personal Representative hereby waives and releases any right to receive any personal relief (for example, money) as a result of any investigation or proceeding of the U.S. Department of Labor, EEOC, U.S. Department of Education, OIG, Consumer Financial Protection Bureau, SEC, or any federal, state, or local government agency or court. Further, with her waiver and release of claims in this Agreement and Release, the Personal Representative specifically assigns to the Released Parties any right to recovery arising from any such investigation or proceeding.

(4)     Additional Representations and Promises: Each of the Personal Representative, the Decedent’s surviving spouse Christine Rocha (on behalf of herself), and the Decedent’s surviving children Monica Asbeil, Mary-Claire Howart, Ellen James, and Bridget Rocha, (each, a “Paragraph 4 Party”) acknowledges and agrees that:

(a)They will return all SLM and Released Parties’ property in their possession or control to SLM.

(b)Other than previously disclosed to SLM’s General Counsel, Deputy General Counsel, or SLM’s Board of Directors, each Paragraph 4 Party hereby represents and warrants that she has not reported any illegal or potentially illegal conduct or activities to any supervisor, manager, department head, human resources representative, director, officer, agent or any other representative of SLM, any member of the legal or compliance departments, or to the Code of Business Conduct hotline and has no knowledge of any such illegal or potentially illegal conduct or activities. Each Paragraph 4 Party has disclosed to SLM any information she has concerning any conduct involving SLM that she has reason to believe may be unlawful or that involves any false claims to the United States. Each Paragraph 4 Party promises to cooperate fully in any investigation SLM undertakes into matters that occurred during the Decedent’s employment with SLM. Each Paragraph 4 Party understands that nothing in this Agreement and Release prevents her from cooperating with any U.S. government investigation. In addition, to the fullest extent permitted by law, each Paragraph 4 Party hereby irrevocably assigns to the U.S. government any right she may have to any proceeds or awards in connection with any false claims proceedings against SLM.

(c)If any Paragraph 4 Party breaches any provisions of this Agreement and Release, she will pay for all costs incurred by any Released Parties, or any entities or individuals covered by this Agreement and Release, including reasonable attorneys’ fees, in defending against the Paragraph 4 Party’s claim and seeking to uphold this Agreement and Release.

(d)Subject to Section 3, prior to the legally required disclosure of this Agreement and Release to the SEC, each Paragraph 4 Party agrees to keep the terms of this Agreement and Release completely confidential except as may be required or permitted by applicable law or court order. Notwithstanding the foregoing, a Paragraph 4 Party may disclose such information as permitted under Section 3 to her professional representatives, so long as they are informed and agree to be bound by this confidentiality clause. Subject to Section 3, this Agreement and Release shall not be offered or received in evidence in any action or proceeding in any court, arbitration, administrative agency or other tribunal for any purpose whatsoever other than to carry out or enforce the provisions of this Agreement and Release.

(e)Subject to Section 3, each Paragraph 4 Party further agrees not to disparage SLM, its business practices, products and services, or any other entity or person covered by this Agreement and Release.

(f)Each Paragraph 4 Party is intentionally releasing claims that she does not know she might have. She has not assigned or given away any of the claims she is releasing.

(5)    Arbitration of Disputes: SLM and the Personal Representative agree to resolve any disputes they may have with each other through final and binding arbitration. For example, the Personal Representative is agreeing to arbitrate any dispute about the validity of this Agreement and Release, which means that an Arbitrator and not a court of law will decide issues of arbitrability and of liability with respect to any claim the Personal Representative may bring; provided, however, that either party may pursue a temporary restraining order and/or preliminary injunctive relief, with expedited discovery where necessary, in a court of competent jurisdiction to protect common law or contractual trade secret or confidential information rights. The Personal Representative also agrees to resolve through final and binding arbitration any disputes she has with SLM, its affiliates, or any current or former officers, employees or directors who elects to arbitrate those disputes under this subsection. Arbitrations shall be conducted by JAMS (also known as Judicial Arbitration & Mediation Services) in accordance with its employment dispute resolution rules. This agreement to arbitrate does not apply to government agency proceedings, but does apply to any lawsuit the Personal Representative might bring, including but not limited to any lawsuit related to a government agency proceeding. By agreeing to this Agreement and Release, the Personal Representative understands that she is waiving her right to a jury trial.

(6)    Review Period: The Personal Representative hereby acknowledges that (a) she initially received a copy of the original draft of this Agreement and Release on or before __________________; (b) she was offered a period of twenty-one (21) calendar days to review and consider it; (c) she understands she could use as much of the twenty-one (21) calendar day period as she wishes prior to signing; and (d) the Personal Representative was strongly encouraged to consult with an attorney in writing before signing this Agreement and Release, and understood whether or not to do so was her decision. The Personal Representative waives any rights to further time to consider the Agreement and Release.

(7)    Revocation of Claims: The Personal Representative understands she may revoke the waiver of the ADEA claims made in this Agreement and Release within seven (7) days of its signing. The waiver and release of claims under ADEA shall not be effective or enforceable and she will not receive seventy percent (70%) of the cash Plan Benefits described in Section 1 above. Revocation of claims can be made by delivering a written notice of revocation to Senior Vice President, Chief Human Resources Officer, SLM Corporation, 300 Continental Drive, Newark, DE 19713.

(8)    The Personal Representative acknowledges that she has read and understands all of the provisions of this Agreement and Release. This Agreement and Release represents the entire agreement between the Parties concerning the subject matter hereof and shall not be altered, amended, modified, or otherwise changed except by a writing executed by both Parties. The Personal Representative understands and agrees that this Agreement and Release is final and binding when executed by the Personal Representative. The Personal Representative signs this document freely, knowingly and voluntarily. The Personal Representative acknowledges that she has not relied upon any representation or statement, written or oral, not set forth in this Agreement and Release. If any provision of this Agreement and Release is held by a court of competent jurisdiction or by an arbitrator to be unenforceable or contrary to law, the remainder of that provision and the remaining provisions of this Agreement and Release will remain in full force and effect to the maximum extent permitted by applicable law. If this Agreement and Release is held to be unenforceable or contrary to law, the Personal Representative agrees to repay the Plan Benefit she received. This Agreement and Release is governed by federal laws and the laws of the State of Delaware.

(9)    This Agreement and Release shall be binding upon and inure to the benefit of the Parties, in their individual, corporate and representative capacities, and upon their respective agents, representatives, heirs, successors, assigns, executors and affiliates.

Before signing this Agreement and Release, please read through each Section and carefully consider it. SLM recommends that the Personal Representative discuss it with her attorney (any such attorney fees are not covered under the terms of this Agreement). The Personal Representative has up to twenty-one (21) calendar days to consider this Agreement and Release. By signing this Agreement and Release, any claims, whether known or unknown, are waived.

__/s/ Christine Rocha______________________    3/20/2018____________________________
Name                            Date
Personal Representative of the estate of Charles P. Rocha

__/s/ Christine Rocha______________________    3/20/2018____________________________
Name                            Date
Christine Rocha
**Signing in her personal capacity for purposes of Sections 1(b), 1(c) and 4
__/s/ Monica Asbeil_______________________    3/10/2018____________________________
Name                            Date
Monica Asbeil
**Signing in her personal capacity for purposes of Sections 1(b), 1(c) and 4

__/s/ Mary-Claire Howarth_______________________    3/10/2018____________________________

Name                            Date
Mary-Claire Howart
**Signing in her personal capacity for purposes of Sections 1(b), 1(c) and 4

__/s/ Ellen James __________ __________________    3/10/2018____________________________

Name                            Date
Ellen James
**Signing in her personal capacity for purposes of Sections 1(b), 1(c) and 4
__/s/ Bridget Rocha ____________________________    3/10/2018____________________________

Name                            Date
Bridget Rocha
**Signing in her personal capacity for purposes of Sections 1(b), 1(c) and 4
__/s/ Bonnie Rumbold____________________________    3/20/2018____________________________
Name                            Date
Senior Vice President,
Chief Human Resources Officer
SLM Corporation